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                                                                   Exhibit 10.12

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of September 28,1999, is made between RoomSystems, Inc., a Nevada corporation
("RoomSystems"), RSi BRE, Inc., a Nevada corporation (the "Company"), and DONNELLY PREHN ("Indemnitee")

                                R E C I T A L S :

      A. The Company is a wholly-owned subsidiary of RoomSystems.

      B. Indemnitee is a director of the Company and in such capacity is performing valuable services for the Company.

      C. The Company and Indemnitee further recognize the substantial increase in litigation, subjecting directors and officers to expensive litigation risks at the same time that such liability insurance has been severely limited.

      D. The Company's Articles of Incorporation ("Articles") and Bylaws "Bylaws") provide for indemnification of the officers, directors, agents and employees of the Company to the full extent permitted by the Nevada Private Corporation Acts (the "Statute").

      E. The Articles and Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers.

                               A G R E E M E N T:

      In consideration of the Recitals above, the mutual covenants and agreements herein contained, and Indemnitee's continued service as a director of the Company after the date hereof, the parties to this Agreement agree as follows:

1.    Indemnification of Indemnitee

            1.1 Scope. RoomSystems and the Company, jointly and severally, agree to hold harmless and indemnify Indemnitee to the full extent provided under the provisions of the Company's Articles and Bylaws, and to the full extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the Company's Articles, the Bylaws, any statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such change, to the extent that it would expand Indemnitee's rights hereunder, shall be included within Indemnitee's rights and RoomSystems' and the Company's obligations hereunder, and, to the extent that it would narrow Indemnitee's rights or RoomSystems' or the Company's obligations hereunder, shall not affect or limit the scope of this Agreement; provided, however, that in no event shall any part of this Agreement be construed so as to require indemnification when such indemnification is not permitted by then applicable law.

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            1.2 Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

            1.3 Included Coverage. If Indemnitee was or is made a party, or is threatened to be made a party to, or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), RoomSystems and the Company, jointly and severally, shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities or expenses, including, without limitation, attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other expenses incurred in connection with the investigation, defense, settlement or approval of such Proceeding (collectively, "Damages").

            1.4 Definition of Proceeding. For purposes of this Agreement, "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim, hearing or proceeding, whether civil, criminal, arbitrative, administrative, investigative or pursuant to any alternative dispute resolution mechanism (including an action by or in the right of RoomSystems or the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of RoomSystems or the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (collectively, a "Related Company"), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent.

            1.5 Determination of Entitlement. In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to the Statute or a successor statute or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to RoomSystems and the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty
(20) calendar days after the Company's receipt of Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of RoomSystems' and the Company's provision of indemnification, and that the RoomSystems and the Company hereby agree not to assert otherwise.

            1.6 Contribution. If the indemnification provided under Section 1.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of Section 4.1, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), RoomSystems and/or the Company shall contribute to the amount of Damages (including

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attorneys' fees) actually and reasonably incurred and paid or payable by
Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the events that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. RoomSystems and the Company agree that it would not be just and equitable if contribution pursuant to this Section 1.6 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

            1.7 Survival. The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or a Related Company and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to in
Section 1.4 of this Agreement.

      2.    Expense Advances.

            2.1 Generally. The right to indemnification of Damages conferred by
Section 1 shall include the right to have RoomSystems and the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right, an "Expense Advance").

            2.2 Conditions to Expense Advance. RoomSystems' and the Company's obligation to provide an Expense Advance is subject to the following conditions:

                  (a) Undertaking. If the Proceeding arose in connection with
            Indemnitee's service as a director of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or Indemnitee's representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified under this Agreement.

                  (b) Cooperation. Indemnitee shall have RoomSystems and the
            Company such information and cooperation as they may reasonably request and shall be within Indemnitee's legal power to provide.

                  (c) Affirmation. Indemnitee shall furnish, upon request by
            RoomSystems or the Company and if required under applicable law, a written


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            affirmation of Indemnitee's good faith belief that any applicable standards of conduct have been met by Indemnitee.

      3.    Procedures for Enforcement.

            3.1 Enforcement. In the event that any claim for indemnification, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within thirty (30) calendar days after written notice of such claim is delivered to RoomSystems and the Company, Indemnitee may, but need not, at any time thereafter bring suit against RoomSystems and the Company to recover the unpaid amount of the claim (an "Enforcement Action").

            3.2 Presumptions in Enforcement Action. In any Enforcement Action, the following presumptions (and limitations on presumptions) shall apply:

                  (a) RoomSystems and the Company expressly affirm and agree that that they have entered into this Agreement and assumed the obligations imposed on them hereunder to induce Indemnitee to continue as a director of the Company; and

                  (b) Neither (i) the failure of the Company (including the
            Company's Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of the Indemnitee is proper in the circumstances, nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder.

            3.3 Attorneys' Fees and Expenses for Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action, RoomSystems and/or the Company shall pay all of Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that neither RoomSystems nor the Company shall be required to provided such payment for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.

      4.    Limitations on Indemnity; Mutual Acknowledgment.

            4.1 Limitation on Indemnity. No indemnity pursuant to this Agreement shall be provided by RoomSystems or the Company:

                  (a) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the Company or by RoomSystems on behalf of the Company;

                  (b) With respect to remuneration paid to Indemnitee if it
            shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;


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                  (c) On account of Indemnitee's conduct which is finally
            adjudged by a court having jurisdiction in the matter to have been intentional misconduct, a knowing violation of the Statute or any successor provisions of the Statute, or other applicable law, or a transaction from which Indemnitee derived an improper personal benefit; or

                  (d) If a final decision by a court having jurisdiction in the matter with no further right of appeal shall determine that such indemnification is not lawful.

            4.2 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by RoomSystems or the Company for some or a portion of any Damages in connection with a Proceeding, but not, however, for the total amount thereof, RoomSystems and the Company shall nevertheless indemnify Indemnitee for the portion of such Damages to which Indemnitee is entitled.

            4.3 Mutual Acknowledgment. RoomSystems and the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit RoomSystems and the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, parties acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that RoomSystems may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of its right under public policy to indemnify Indemnitee.

      5.    Notification and Defense of Claim.

            5.1 Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against RoomSystems and the Company under this Agreement, notify RoomSystems and the Company of the commencement thereof; but the omission so to notify RoomSystems and/or the Company will not, however, relieve RoomSystems and the Company from any liability which they may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced RoomSystems' or the Company's ability to defend the Proceeding.

            5.2 Insurance. If, at the time the receipt of notice of a claim pursuant to Section 5.1, RoomSystems or the Company has director and officer liability insurance in effect, RoomSystems or the Company, as applicable, shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. RoomSystems and the Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

            5.3 Defense of Claim. With respect to any such Proceeding as to which Indemnitee notifies RoomSystems and the Company of the commencement thereof:


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                  (a) RoomSystems and the Company may participate therein at their own expense;

                  (b) RoomSystems and/or the Company may assume the defense
            thereof, with counsel satisfactory to Indemnitee. After notice from RoomSystems or the Company to Indemnitee of its/their election so to assume the defense thereof, neither RoomSystems nor the Company shall be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by RoomSystems or the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between RoomSystems and/or the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, (iii) neither RoomSystems nor the Company shall have, in fact, employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at RoomSystems' and the Company's expense, or (iv) either RoomSystems or the Company is not financially or legally able to perform its indemnification obligations. Neither RoomSystems nor the Company shall be entitled to assume the defense of any proceeding brought by or on behalf of RoomSystems and/or the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in clause (ii) or (iv) above;

                  (c) Neither RoomSystems nor the Company shall be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without RoomSystems' and the Company's written consent;

                  (d) Neither RoomSystems nor the Company shall settle any
            action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and

                  (e) Neither RoomSystems, the Company nor Indemnitee will
            unreasonably withhold its or his consent to any proposed settlement.

      6.    Severability.

            Nothing in this Agreement is intended to require or shall be construed as requiring RoomSystems or the Company to do or to fail to do any act in violation of applicable law. RoomSystems' and the Company's inability, pursuant to court order, to perform their obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then RoomSystems and the Company shall nevertheless indemnify or make contribution to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.


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      7.    Governing Law; Attorneys' Fees.

            7.1 Governing Law and Venue. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Idaho, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction. In the event any action or dispute is initiated hereunder, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Idaho in Ada County, for the purposes of any action arising out of this Agreement, or the subject matter hereof or thereof. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement, or the subject matter hereof, may n ot be enforced in or by such courts.

            7.2 Attorneys' Fees. The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover from the non-prevailing parties, reasonable attorneys' fees and other costs incurred with or without trial, in bankruptcy or on appeal, in addition to any other relief to which such prevailing party may be entitled.

      8.    Binding Effect.

            This Agreement shall be binding on Indemnitee and on RoomSystems and the Company and its successors and assigns (including any transferee of all or substantially all of their assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee's heirs, personal representatives and assigns and to the benefit of RoomSystems and the Company and their successors and assigns. Neither RoomSystems nor the Company shall effect any merger, consolidation, sale of all or substantially all of its assets or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assure all of RoomSystems' and the Company's obligations under this Agreement.

      9.    Entire Agreement.

            This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements.

      10.   Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.   Amendment and Termination.

            No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by all parties hereto.


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      12.   Waivers.

            No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

13.   Notices.

            Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

(a) Deposited in the United States mail, in a sealed envelope, postage prepaid, by registered or certified mail, return receipt requested, respectively addressed as follows:

                  To RoomSystems and

                  the Company:                RoomSystems, Inc.
                                              Attention:  Derek K. Ellis,
                                              Chief Financial Officer
                                              390 North 3050 East
                                              St. George, Utah  84790
                                              Telephone:  435/688-3605
                                              Fax number:  435-628-8611

                  If to Indemnitee:           Donnelly Prehn
                                              412 E. ParkCenter Blvd., Suite 300
                                              Boise, Idaho 837006
                                              Telephone: 208/333-2072
                                              Fax Number: 108/343-1145

                  With a copy to:             AMRESCO Leasing Corporation
                                              Attention:  William C. Cole, Esq.
                                              412 E. Park Center Blvd.,
                                              Suite 300
                                              Boise, Idaho  83702
                                              Telephone:  208/333-2000
                                              Fax number:  208/333-2050


            (b) Hand-delivered or sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid, or

            (c) Sent via any electronic communications method provided the sender obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the address listed above.

      Notices delivered by mail shall be deemed given five (5) Business Days after being deposited in the United States mail, return receipt requested. Notices delivered by hand, by facsimile, or by a nationally recognized private carrier shall be deemed given on the first


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Business Day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) Business Days after it is delivered by facsimile. Any party may hereinafter designate other addresses to which notice may be sent, upon written notice sent to the other parties at the address above designated, or subsequently designated in accordance herewith.

14.   Directors' and Officers' Insurance.

            14.1 Covenant of Company. The Company hereby covenants and agrees that, subject to the provisions of Section 14.2 hereof, the Company shall, from and after the date hereof, maintain directors' and officers insurance ("D&O Insurance") in full force and effect so long as Indemnitee continues to serve as a director of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding.

            14.2 Coverage. In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to RoomSystems' or the Company's directors or officers most favorably insured by such policy.

      15.   Specific Performance.

            The parties agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, RoomSystems, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. RoomSystems, the Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by RoomSystems and the Company, and RoomSystems and the Company acknowledge that in the absence of such a waiver, a bond or undertaking may be required by the court.

      16.   Subrogation.

            In the event of payment under this Agreement, RoomSystems and/or the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee., who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable RoomSystems and/or the Company effectively to bring suit to enforce such rights.

            IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be duly executed as of the day and year first set forth above.

                                 COMPANY:

                                 RSi BRE, Inc.


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                                 By:      /s/ Steven L. Sunyich
                                          --------------------------------------
                                 Its:     CEO
                                          --------------------------------------



                                 ROOMSYSTEMS:

                                 ROOMSYSTEMS, INC.

                                 By:      /s/ Steven L. Sunyich
                                          --------------------------------------
                                 Its:     CEO
                                          --------------------------------------



                                 INDEMNITEE:

                                          /s/ Donnelly Prehn

                                 -----------------------------------------------
                                 Donnelly Prehn